Exhibit 99.1
                       SUBSCRIPTION AGREEMENT

Keystone Mines Limited
1160 - 1040 West Georgia Street
Vancouver, British Columbia
Canada   V6E 4H1

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Keystone Mines Limited (the "Company") at a price of $0.10 per Share (the "Subscription Price")

     Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     MAKE CHECK PAYABLE TO: KEYSTONE MINES LIMITED

     Executed this _____ day of ________________, _______, at
_____________________ (Street Address), ___________________ (City),
_________________ (State) ________ (Zip Code).


                              ___________________________________
                              Signature of Purchaser

                              ___________________________________
                              Printed Name of Purchaser

                              ___________________________________
                              Social Security Number/
                              Tax I.D.

Number of Shares Purchased              Total Subscription Price

__________________________              ________________________

Form of Payment: Cash   _________________
                 Check# _________________
                 Other  _________________


     ACCEPTED THIS _____ DAY OF ________________, _______.


                              KEYSTONE MINES LIMITED


                              BY:  __________________________________
                                   Title: ___________________________